Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Fund Service Providers”, “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Miscellaneous Information - Independent Registered Public Accounting Firm” in the Statement of Additional Information, and to the incorporation by reference of our report dated July 25, 2012 on the May 31, 2012 financial statements of Guggenheim BulletShares 2012 Corporate Bond ETF, Guggenheim BulletShares 2013 Corporate Bond ETF, Guggenheim BulletShares 2014 Corporate Bond ETF, Guggenheim BulletShares 2015 Corporate Bond ETF, Guggenheim BulletShares 2016 Corporate Bond ETF, Guggenheim BulletShares 2017 Corporate Bond ETF, Guggenheim BulletShares 2018 Corporate Bond ETF, Guggenheim BulletShares 2019 Corporate Bond ETF, Guggenheim BulletShares 2020 Corporate Bond ETF, Guggenheim BulletShares 2012 High Yield Corporate Bond ETF, Guggenheim BulletShares 2013 High Yield Corporate Bond ETF, Guggenheim BulletShares 2014 High Yield Corporate Bond ETF, Guggenheim BulletShares 2015 High Yield Corporate Bond ETF, Guggenheim BulletShares 2016 High Yield Corporate Bond ETF, Guggenheim BulletShares 2017 High Yield Corporate Bond ETF, Guggenheim BulletShares 2018 High Yield Corporate Bond ETF, Guggenheim Enhanced Core Bond ETF, Guggenheim Enhanced Short Duration Bond ETF,  and Guggenheim S&P Global Dividend Opportunities Index ETF in Post-Effective Amendment No. 210 to the Registration Statement (Form N-1A No. 333-134551) and related Prospectus and Statement of Additional Information of the Claymore Exchange-Traded Fund Trust.

/s/ Ernst & Young LLP

Chicago, Illinois
September 28, 2012